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Exhibit 21

Company (Name in which such subsidiary conducts business if other than corporate name):	State of Incorporation or Organization
112 Burleigh Avenue Norfolk, LLC	Virginia
1515 West State Street Boise, Idaho, LLC	Delaware
1740 Associates, LLC	Michigan
3581 Carter Hill Road—Montgomery Corp.	Alabama
4042 Warrensville Center Road—Warrensville Ohio, Inc.	Ohio
5277 Associates, Inc.	Washington
5600 Superior Properties, Inc.	Ohio
657-659 Broad St. Corp.	New Jersey
764 South Broadway—Geneva, Ohio, LLC	Ohio
Ann & Government Streets—Mobile, Alabama, LLC	Delaware
Apex Drug Stores, Inc.	Michigan
Broadview and Wallings—Broadview Heights Ohio, Inc.	Ohio
Central Avenue & Main Street Petal—MS, LLC	Delaware
Eagle Managed Care Corp.	Delaware
Eckerd Corporation	Delaware
EDC Drug Stores, Inc.	North Carolina
Eighth and Water Streets—Urichsville, Ohio, LLC	Delaware
England Street—Asheland Corporation	Virginia
Fairground, LLC	Virginia
GDF, Inc.	Maryland
Genovese Drug Stores, Inc.	Delaware
Gettysburg and Hoover—Dayton, Ohio, LLC	Ohio
Harco, Inc.	Alabama
JCG (PJC) USA, LLC	Delaware
JCG Holdings (USA), Inc.	Delaware
K&B Alabama Corporation	Alabama
K&B Louisiana Corporation	Louisiana
K&B Mississippi Corporation	Mississippi
K&B Services, Incorporated	Louisiana
K&B Tennessee Corporation	Tennessee
K&B Texas Corporation	Texas
K&B, Incorporated	Delaware
Keystone Centers, Inc.	Pennsylvania
Lakehurst and Broadway Corporation	New Jersey
Maxi Drug North, Inc.	Delaware
Maxi Drug South, L.P.	Delaware
Maxi Drug, Inc.	Delaware
Maxi Green, Inc.	Vermont
Mayfield & Chillicothe Roads—Chesterland, LLC	Ohio
Munson & Andrews, LLC	Delaware
Name Rite, LLC	Delaware
Northline & Dix—Toledo—Southgate, LLC	Michigan
P.J.C. Distribution, Inc.	Delaware
P.J.C. Realty Co., Inc.	Delaware
Patton Drive and Navy Boulevard Property Corporation	Florida
Paw Paw Lake Road & Paw Paw Avenue-Coloma, Michigan, LLC	Delaware
PDS-1 Michigan, Inc.	Michigan
Perry Distributors, Inc.	Michigan

Company (Name in which such subsidiary conducts business if other than corporate name):	State of Incorporation or Organization
Perry Drug Stores, Inc.	Michigan
PJC Dorchester Realty LLC	Delaware
PJC East Lyme Realty LLC	Delaware
PJC Haverhill Realty LLC	Delaware
PJC Hermitage Realty LLC	Delaware
PJC Hyde Park Realty LLC	Delaware
PJC Lease Holdings, Inc.	Delaware
PJC Manchester Realty LLC	Delaware
PJC Mansfield Realty LLC	Delaware
PJC New London Realty LLC	Delaware
PJC of Massachusetts, Inc.	Massachusetts
PJC of Rhode Island, Inc.	Rhode Island
PJC of Vermont, Inc.	Vermont
PJC Peterborough Realty LLC	Delaware
PJC Providence Realty LLC	Delaware
PJC Realty MA, Inc.	Massachusetts
PJC Realty N.E. LLC	Delaware
PJC Revere Realty LLC	Delaware
PJC Special Realty Holdings, Inc.	Delaware
Ram—Utica, Inc.	Michigan
RDS Detroit, Inc.	Michigan
READ's Inc.	Maryland
Rite Aid Drug Palace, Inc.	Delaware
Rite Aid Hdqtrs. Corp.	Delaware
Rite Aid Hdqtrs. Funding, Inc.	Delaware
Rite Aid of Alabama, Inc.	Alabama
Rite Aid of Connecticut, Inc.	Connecticut
Rite Aid of Delaware, Inc.	Delaware
Rite Aid of Florida, Inc.	Florida
Rite Aid of Georgia, Inc.	Georgia
Rite Aid of Illinois, Inc.	Illinois
Rite Aid of Indiana, Inc.	Indiana
Rite Aid of Kentucky, Inc.	Kentucky
Rite Aid of Maine, Inc.	Maine
Rite Aid of Maryland, Inc.	Maryland
Rite Aid of Massachusetts, Inc.	Massachusetts
Rite Aid of Michigan, Inc.	Michigan
Rite Aid of New Hampshire, Inc.	New Hampshire
Rite Aid of New Jersey, Inc.	New Jersey
Rite Aid of New York, Inc.	New York
Rite Aid of North Carolina, Inc.	North Carolina
Rite Aid of Ohio, Inc.	Ohio
Rite Aid of Pennsylvania, Inc.	Pennsylvania
Rite Aid of South Carolina, Inc.	South Carolina
Rite Aid of Tennessee, Inc.	Tennessee
Rite Aid of Vermont, Inc.	Vermont
Rite Aid of Virginia, Inc.	Virginia
Rite Aid of Washington, D.C., Inc.	Washington DC
Rite Aid of West Virginia, Inc.	West Virginia
Rite Aid Online Store Inc.	Delaware
Rite Aid Payroll Management Inc.	Delaware

Company (Name in which such subsidiary conducts business if other than corporate name):	State of Incorporation or Organization
Rite Aid Realty Corp.	Delaware
Rite Aid Rome Distribution Center, Inc.	New York
Rite Aid Services, LLC	Delaware
Rite Aid Specialty Pharmacy LLC	Delaware
Rite Aid Transport, Inc.	Delaware
Rite Fund, Inc.	Delaware
Rite Investments Corp.	Delaware
Rx Choice, Inc.	Delaware
Seven Mile and Evergreen—Detroit, LLC	Michigan
Silver Springs Road—Baltimore, Maryland/One, LLC	Delaware
Silver Springs Road—Baltimore, Maryland/Two, LLC	Delaware
State & Fortification Streets—Jackson, Mississippi, LLC	Delaware
State Street and Hill Road—Gerard, Ohio, LLC	Delaware
The Jean Coutu Group (PJC) USA, Inc.	Delaware
The Lane Drug Company	Ohio
Thrift Drug Inc.	Delaware
Thrifty Corporation	California
Thrifty PayLess, Inc.	California
Tyler and Sanders Roads—Birmingham, Alabama, LLC	Delaware

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  Exhibit 21